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                                                                   EXHIBIT 99.01

                                     PROXY

                                INTERSOLV, INC.



               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                    FOR THE SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD SEPTEMBER __, 1998



     The undersigned, a stockholder of Intersolv, Inc., a Delaware corporation (the "Company"), hereby appoints as his or her proxies with power of substitution and revocation Gary G. Greenfield and Kenneth A. Sexton or either of them, to vote all Company stock registered in the name of the undersigned at the Company's Special Meeting of Stockholders to be held at the Company's headquarters located at 9420 Key West Avenue, Rockville, Maryland 20850 on ______________, September __, 199_ at _______ a.m. and at any adjournments or postponements of said meeting, on the matters set forth in the notice of said meeting and as stated hereon. The proxies are further authorized to vote at their discretion upon such other business as may properly come before the meeting or any adjournments or postponements thereof.



THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN FOR THE PROPOSAL SET FORTH BELOW, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1.

1. To approve and adopt the Agreement and Plan of Reorganization and the Merger.

     FOR  [ ]        AGAINST  [ ]         ABSTAIN  [ ]

2. In connection with all other business as may properly come before the meeting or any adjournments or postponements of the meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

Please mark, sign and date the proxy and return it promptly using the enclosed reply envelope. Please sign your name exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as a corporate officer, please give your full title and the full name of the corporation.

Signature                                  Signature
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Date                                       Date
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